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                                                                    EXHIBIT 5(a)

[SIDLEY LOGO]  SIDLEY AUSTIN LLP    BEIJING         GENEVA       SAN FRANCISCO
               ONE SOUTH DEARBORN   BRUSSELS        HONG KONG    SHANGHAI
               CHICAGO, IL  60603   CHICAGO         LONDON       SINGAPORE
               (312) 853 7000       DALLAS          LOS ANGELES  TOKYO
               (312) 853 7036 FAX   FRANKFURT       NEW YORK     WASHINGTON, DC

                                    FOUNDED 1866

                                  May 16, 2006

Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, MI  48304

      Re:      Pulte Homes, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

            We refer to the Registration Statement on Form S-3 (the "Registration Statement") (File No. 333-133876) filed by Pulte Homes, Inc., a Michigan corporation (the "Company"), and the Additional Registrants (as defined in the Registration Statement) with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an unlimited amount of: (i) shares of the Company's common stock, $0.01 par value ("the Common Stock"); (ii) debt securities of the Company (the "Debt Securities"), which may be unsecured senior debt securities (the "Senior Debt Securities") and/or unsecured subordinated debt securities (the "Subordinated Debt Securities"), and which Senior Debt Securities will be guaranteed (the "Guarantees") by the Additional Registrants (the "Guarantors"); (iii) warrants to purchase Common Stock, Debt Securities or other securities of the Company (the "Warrants"); (iv) shares of the Company's Preferred Stock, $0.01 par value (the "Preferred Stock"), which may be represented by depositary shares ("Depositary Shares"); (v) stock purchase contracts (the "Stock Purchase Contracts"); and (vi) stock purchase units (the "Stock Purchase Units" and, together with the Common Stock, Debt Securities, Guarantees, Warrants, Preferred Stock, Depositary Shares and Stock Purchase Contracts, the "Securities"). In accordance with the applicable rules and regulations of the SEC, the Registration Statement become automatically effective upon its filing with the SEC on May 8, 2006.

            The Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on May 5, 2006 (the "Board Resolutions"). Pursuant to the Board Resolutions, the Board of Directors authorized the Finance Committee of the Board of Directors to authorize and approve, from time to time, the specific terms and conditions of the issuance and sale of any particular Securities. On May 5, 2006, the Finance Committee adopted resolutions (the "Finance Committee Resolutions") authorizing and approving the terms and conditions applicable to the issuance and sale by the Company of $150,000,000 aggregate principal amount of the Company's 7.375% Senior Notes due 2046 (the "2046 Senior Notes"). The Company's obligations under the 2046 Senior Notes will be guaranteed by the Guarantors pursuant to Guarantees to be executed and delivered by the Guarantors relating to the 2046 Senior Notes (the "2046 Senior Note Guarantees"). The 2046

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Pulte Homes, Inc.
May 16, 2006
Page 2

Senior Note Guarantees and the execution and delivery by the Guarantors thereof were authorized by resolutions duly adopted by the board of directors (or similar governing body) of each Guarantor (the "Guarantor Resolutions"). The 2046 Senior Notes will be issued pursuant to an indenture supplement (the "Indenture Supplement") to be entered into under the Indenture (the "Senior Indenture") dated as of October 24, 1995 between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Trustee"), as previously amended by thirteen indenture supplements thereto. A Prospectus Supplement dated May 10, 2006 (the "Prospectus Supplement") relating to the 2046 Senior Notes and the 2046 Senior Note Guarantees was filed with the SEC on May 12, 2006.

            In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement, the exhibits filed therewith and the Prospectus Supplement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

            Based on the foregoing, we are of the opinion that:

            1. The 2046 Senior Notes will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Indenture Supplement relating thereto shall have been executed and delivered by the Company, each of the Guarantors and the Trustee and (ii) the 2046 Senior Notes shall have been duly executed and authenticated and issued as provided in the Senior Indenture, the Indenture Supplement, the Board Resolutions and the Finance Committee Resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

            2. The 2046 Senior Note Guarantees will be legally issued and binding obligations of the Guarantors (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when:
(i) the Indenture Supplement relating thereto shall have been executed and delivered by the Company, each of the Guarantors and the Trustee; (ii) the 2046 Senior Notes to which the 2046 Senior Note Guarantees relate shall have been duly issued as set forth in paragraph 1 above; (iii) the 2046 Senior Note Guarantees shall have been duly executed, countersigned and issued in accordance

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Pulte Homes, Inc.
May 16, 2006
Page 3

with the Senior Indenture, the Indenture Supplement and the Guarantor Resolutions and shall have been delivered to the purchasers of the 2046 Senior Notes to which such 2046 Senior Note Guarantees relate against payment of the agreed consideration therefor.

            For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each 2046 Senior Notes and the 2046 Senior Note Guarantees: (i) such 2046 Senior Notes and the 2046 Senior Note Guarantees being offered will be issued and sold as contemplated in the Registration Statement or the Prospectus Supplement; (ii) the terms of any 2046 Senior Notes or 2046 Senior Note Guarantees will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or any Guarantor; (iii) the authorization thereof by the Company or the Guarantors will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) the Senior Indenture will not have been modified or amended subsequent to the date of the Indenture Supplement; and (v) the Articles of Incorporation of the Company or any Guarantor (or similar governing instrument), as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that each Indenture Supplement will be governed by the laws of the State of New York. With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Guarantor under the terms of the Senior Indenture.

            We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

                                Very truly yours,

                              /s/ Sidley Austin LLP